UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                               ________________


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report  (Date of earliest event reported):
                                August 7, 1997



                      CONTINENTAL INVESTMENT CORPORATION
            (Exact name of registrant as specified in its charter)




    Georgia                         0-3743                   58-0705228
(State or other                  (Commission               (IRS Employer)
jurisdiction of                    File No.)             Identification No.)
 incorporation)




                   10254  MILLER ROAD, DALLAS, TEXAS 75238
           (Address of principal executive offices)     (Zip Code)

                                (214) 691-1100
             (Registrant's telephone number, including area code)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

     On August 7, 1997, Continental Investment Corporation issued the newss release which is reprinted in its entirety immediately following this paragraph. The asset acquisition described in such news release was made in exchange for immediate cash consideration of $2.5 million and future cash payments totaling $240,000. The source of cash for the $2.5 million already paid and for the future payments of $240,000 was and will be Continental's working capital. The seller was a private individual, Mr. George Pippen.
Prior to this transaction, Mr. Pippen never had any relationship of any sort whatsoever with Continental Investment Corporation or any of its subsidiaries, affiliates, officers, or directors. Continental intends to continue to operate the acquired asset as a construction and demolition landfill.

                    CONTINENTAL INVESTMENT CORPORATION
                   ACQUIRES LANDFILL IN ATLANTA, GEORGIA

     DALLAS, TEXAS, August 7, 1997 . . . Continental Investment Corporation (CICG/OTC) today announced that it has acquired an operating construction and demolition landfill in metropolitan Atlanta, Georgia, in exchange for consideration totaling $2.74 million. Continental's Chairman, President, and Chief Executive Officer, R. Dale Sterritt, Jr., stated: "This acquisition will be the first of many as we carry out our strategic plan to become a major factor in the $37 billion North American solid waste industry."

     A construction and demolition landfill may accept building materials and rubble resulting from construction, remodeling, repair, and demolition operations on commercial buildings, pavements, houses, and other structures. Such wastes include, but are not necessarily limited to, wood, bricks, metal, concrete, wallboard, paper, and cardboard.

     Continental Investment Corporation also owns one of the largest undeveloped tracts of land within the city limits of Atlanta, Georgia. The 229 acre property is strategically located only 10 miles from downtown Atlanta, has a CSX rail line adjacent to it and is one mile from Interstate 285. Parts of the tract have been mined as a granite quarry, resulting in the creation of a huge open pit (maximum depth of 641 feet) covering approximately 22 acres. Continental hopes to utilize the property as the site of a waste disposal and recycling facility.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release which are not historical facts may be "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. For example, statements that describe Continental's hopes, plans, objectives, goals, intentions, or expectations are forward-looking statements. The forward-looking statements made herein are only made as of the date of this news release. Numerous factors, many of which are beyond Continental's control, will affect actual results. Continental undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. This news release should be read in conjunction with Continental's annual report on Form 10-KSB for the fiscal year ended December 31, 1996 and other filings with the U. S. Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

     Any financial statements that may be required by this item will be filed by amendment not later than 60 days from the date of filing of this initial Form 8-K.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     August 21, 1997


                              CONTINENTAL INVESTMENT CORPORATION

                              By: /S/  R. Dale Sterritt, Jr.
                                  R. Dale Sterritt, Jr.
                                  Chairman, President and
                                  Chief Executive Officer